Exhibit 99.(a)(1)(C)

ALPHATEC HOLDINGS ELECTION FORM

The exchange offer and withdrawal rights expire at

4:00 p.m., Pacific Time, on December 19, 2012

unless the offer is extended.

INSTRUCTIONS TO ELECTION FORM

1.	DEFINED TERMS. All terms used in this Election Form but not defined have the meaning given them in the exchange offer, dated November 19, 2012. References in this Election Form to “Alphatec” “we,” “us,” “our,” and “ours” mean Alphatec Holdings

2.	EXPIRATION DATE. The exchange offer and any rights to tender or to withdraw a tender of eligible option grants expire at 4:00 p.m., Pacific Time, on December 19, 2012, unless the exchange offer is extended.

3.	DELIVERY OF ELECTION FORM. If you intend to tender eligible option grants under the exchange offer, a signed copy of this Election Form, together with a properly completed and signed Eligible Option Information Sheet, must be received by Alphatec before 4:00 p.m., Pacific Time, on December 19, 2012 (or such later date as may apply if the exchange offer is extended) by one of the following means:

By Mail or Courier

Alphatec Holdings

5818 El Camino Real

Carlsbad, CA 92008

Attention: Roy Burchill, Sr. Director Total Rewards

Phone: (760) 494-6807

By Facsimile

Alphatec Holdings

Attention: Roy Burchill, Sr. Director Total Rewards

Facsimile: (760) 494-6807

By Hand or Interoffice Mail

Attention: Roy Burchill, Sr. Director Total Rewards

By Email (By PDF or similar imaged document file)

rburchill@alphatecspine.com

Your Election Form and Eligible Option Information Sheet will be effective only upon receipt by us. Alphatec will accept delivery of the signed Election Form and Eligible Option Information Sheet only by one of the methods of delivery described above. The method of delivery is at your own option and risk. You are responsible for making sure that the Election Form and Eligible Option Information Sheet are delivered to the person indicated above. You must allow for delivery time based on the method of delivery that you choose to ensure that we receive your Election Form on time.

You are not required to tender any of your eligible option grants. If you choose to tender for exchange a particular eligible option grant, you must tender the entire option grant, but need not tender other eligible option grants held by you. On the Eligible Option Information Sheet, please check the box corresponding to the eligible option grants that you wish to exchange.

You do not need to return your stock option agreements relating to any tendered eligible option grants, as they will be automatically cancelled if we accept your eligible option grants for exchange.

4.	WITHDRAWAL OF ELECTION. Tenders of eligible option grants made under the exchange offer may be withdrawn at any time before 4:00 p.m., Pacific Time, on December 19, 2012, unless we extend the expiration date, in which case withdrawals must be received before such later expiration date and time. To withdraw tendered eligible option grants, you must deliver, mail, fax or email (a PDF or similar imaged document file) a properly completed and signed Notice of Withdrawal to the attention of Roy Burchill, Sr. Director Total Rewards, by hand, by interoffice mail, by facsimile to (760) 494-6807, by regular or overnight mail to Alphatec Holdings, 5818 El Camino Real, Carlsbad, CA 92008, or by email to rburchill@alphatecspine.com. Withdrawals may not be rescinded and any eligible option grants withdrawn will not be considered to be properly tendered, unless the withdrawn eligible option grants are properly re-tendered before the expiration date by following the procedures described in Instruction 3 above.

5.	SIGNATURES. Please sign and date this Election Form, and provide your social security number or other tax identification number. Except as described in the following sentence, this Election Form must be signed by the eligible optionholder who holds the eligible option grants to be tendered exactly as such eligible optionholder’s name appears on the applicable option agreement. If the signature is by an attorney-in-fact or another person acting in a fiduciary or representative capacity, the signer’s full title and proper evidence of the authority of such person to act in such capacity must be identified on this Election Form.

6.	REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. Any questions or requests for assistance regarding the exchange offer (including requests for additional or hard copies of the exchange offer or this Election Form) should be directed to Roy Burchill, Sr. Director Total Rewards, at lharrison@Alphatec.com or Ebun Garner, Corporate Counsel, at egarner@alphatecspine.com or by telephone at (760) 431-9286.

7.	IRREGULARITIES. We will determine all questions as to the number of shares subject to eligible option grants tendered and the validity, form, eligibility (including time of receipt) and acceptance of any tender of eligible option grants. Subject to any order or decision by a court or arbitrator of competent jurisdiction, our determination of these matters will be final and binding on all parties. We may reject any or all tenders of eligible option grants that we determine are not in appropriate form or that we determine are unlawful to accept. We may waive any defect or irregularity in any tender with respect to any particular eligible option grants or any particular eligible optionholder before the expiration of the exchange offer. No eligible option grants will be accepted for exchange until the eligible optionholder exchanging the eligible option grants has cured all defects or irregularities to our satisfaction, or they have been waived by us, prior to the expiration date. Neither we nor any other person is obligated to give notice of any defects or irregularities involved in the exchange of any eligible option grants.

8.	CONDITIONAL OR CONTINGENT OFFERS. Alphatec will not accept any alternative, conditional or contingent tenders.

9.	IMPORTANT TAX INFORMATION. You should refer to Section 13 of the Offer to Exchange Outstanding Stock Options for New Stock Options document, which contains important tax information. We encourage all optionholders to consult with their personal tax advisors if you have questions about your financial or tax situation.

ELECTION FORM

To:	Alphatec Holdings
5818 El Camino Real
Carlsbad, CA 92008
Attention: Roy Burchill, Sr. Director Total Rewards
Facsimile: (760) 494-6807
Email: rburchill@alphatecspine.com

I acknowledge that:

1.	I tender to Alphatec for exchange those eligible option grants specified on the attached Eligible Option Information Sheet and understand that, upon acceptance by Alphatec, this Election Form will constitute a binding agreement between Alphatec and me. On the Eligible Option Information Sheet I have checked the box corresponding to the eligible option grants that I want to exchange.

2.	I understand that if I validly tender an eligible option grant for exchange, and such eligible option grant is accepted and cancelled, I will receive a new option grant to acquire the same number shares of common stock as tendered at the time of the exchange.

3.	I understand that each new option grant issued to me will vest as follows:
•	33% of the options granted will vest one year after the date of grant.
•	The remaining 67% of shares will vest in 8 tranches each three months thereafter.

4.	I understand that each new option grant will have an exercise price per share equal to:
•	The greater of $2.00 or 115% of the closing price of Alphatec Holdings’ common stock as reported on NASDAQ on the expiration date of the Offer.

5	I understand that the new option grants will be non-statutory stock options even if my eligible option grants are incentive stock options and that if the eligible option grant was granted under either Alphatec’s Amended and Restated 2003 Stock Option and Incentive Plan or 2007 Employee, Director and Consultant Stock Plan (collectively the “Plans”), my new option grant will be granted under Alphatec’s 2007 Employee, Director and Consultant Stock Plan.

6.	I understand that the new option grants will have a term of seven years from the new grant date.

7.	I understand that the new option grants will have substantially the same terms and conditions as the eligible option grants cancelled in this exchange offer, except for the exercise price, the vesting period and the expiration date.

8.	Alphatec has advised me to consult with my own advisors as to the consequences of participating or not participating in this exchange offer.

9.	To remain eligible to tender eligible option grants for exchange and cancellation pursuant to the exchange offer, I understand that I must remain an eligible optionholder and must not have received nor have given a notice of termination prior to the date and time that the exchange offer expires, which is scheduled to be 4:00 p.m., Pacific Time, on December 19, 2012, unless the exchange offer is extended. I understand that if I die or cease providing services to Alphatec prior to the expiration date of the exchange offer, Alphatec will not accept my eligible option grants for cancellation and I or my estate or beneficiaries, as the case may be, will retain my eligible option grants with their current terms and conditions.

10.	I understand that if I cease providing services to Alphatec before all of the shares represented by a new option grant vest, I will forfeit any unvested portion of my new option grant.

11.	I understand that neither the ability to participate in the exchange offer nor actual participation in the exchange offer will be construed as a right to continued employment with Alphatec or any of its subsidiaries.

12.	I understand that in accordance with Sections 6 and 14 of the exchange offer, Alphatec may terminate, modify or amend the exchange offer and postpone its acceptance and cancellation of any eligible option grants that I have tendered for exchange. In any such event, I understand that the eligible option grants tendered for exchange but not accepted will remain in effect with their current terms and conditions.

13.	I understand that this election is entirely voluntary, and I am aware that I may change or withdraw my decision to tender my eligible option grants at any time until the exchange offer expires as described in the Instructions to this Election Form. I understand that this decision to tender my eligible option grants will be irrevocable at 4:00 p.m., Pacific Time, on December 19, 2012, unless the exchange offer is extended.

14.	I sell, assign and transfer to Alphatec all right, title and interest in and to all of the eligible option grants that I am tendering as specified in the attached Eligible Option Information Sheet, and I agree that I shall have no further right or entitlement to purchase any shares of Alphatec’s common stock under the tendered eligible option grants on the date Alphatec accepts those option grants for exchange and cancellation. I understand that my death or incapacity will not affect Alphatec’s authority to take the actions described in the exchange offer with respect to eligible option grants that I have tendered for exchange and that have been accepted for cancellation, and such authority will survive my death or incapacity. All of my obligations under this election form will be binding upon my heirs, personal representatives, successors and assigns.

15.	I agree to all of the terms and conditions of the exchange offer AND HAVE ATTACHED A SIGNED COPY OF THE ELIGIBLE OPTION INFORMATION SHEET. I understand that if I do not include the Eligible Option Information Sheet with this Election Form, I will be deemed to have elected NOT to exchange ANY of my eligible stock option grants.

Eligible Optionholder’s Signature	Date

Eligible Optionholder’s Name (please print or type)

Social Security Number or Tax I.D. Number of Eligible Optionholder

NOTE TO ELIGIBLE OPTIONHOLDERS IN COMMUNITY PROPERTY STATES:

If you are married and reside in a state the laws of which provide that a spouse has a community property interest in the eligible option grants, in order to elect to tender your eligible option grants your spouse must execute the Spousal Consent below. Under the Consent, your spouse agrees to be bound, and agrees that any such community property interest shall similarly be bound, by this Election Form. States with community property laws are Arizona, California, Idaho, Louisiana, Nevada, New Mexico, Texas, Washington and Wisconsin.

Your failure to provide your spouse’s signature constitutes your representation and warranty to Alphatec that either you are not married or your spouse has no community or other marital property rights in the eligible option grants or new option grants. You should consult your personal outside advisors if you have questions about the Spousal Consent below.

Spousal Consent

The undersigned spouse of the eligible optionholder who has executed this Election Form above has read and hereby approves the submission of this Election Form and Eligible Option Information Sheet. The undersigned agrees to be irrevocably bound by this Election Form and further agrees that any community property interest of the undersigned will similarly be bound by this Election Form. The undersigned appoints the eligible optionholder who has executed this Election Form above as his/her attorney-in-fact with respect to any amendment or exercise of any rights under this Election Form.

Spouse’s Signature	Date

Spouse’s Name (please print or type)

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